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                                                                    Exhibit 99.2


                        METRO INFORMATION SERVICES, INC.
                          REFLECTIONS II, THIRD FLOOR
                              200 GOLDEN OAK COURT
                            VIRGINIA BEACH, VA 23452


                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF METRO INFORMATION SERVICES, INC. TO BE HELD ______________, 2001. IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND PLAN OF MERGER.

     The undersigned hereby appoints ______________________________ and _____________________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of common stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of
Metro Information Services, Inc., ("Metro"), to be held at [                ],
on [                 ] at [          ], local time, or any postponements or
adjournments thereof, for all matters set forth on the reverse side hereof.

                (continued and to be signed on the reverse side)
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       THE METRO BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal 1. To approve the agreement and plan of merger, dated as of August 20, 2001, and the related plan of merger, among Keane, Inc., Veritas Acquisition Corp. and Metro. The agreement and plan of merger and the related plan of merger provide that Veritas Acquisition Corp. will be merged with and into Metro. In the merger, each shareholder of Metro will receive 0.48 of a share of Keane, Inc. common stock in exchange for each outstanding share of common stock of Metro owned prior to the effective time of the merger.

            [    ]  FOR          [    ]  AGAINST      [    ]  ABSTAIN

2. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Metro Special Meeting, or any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.

The undersigned hereby acknowledges receipt of the notice of the Special Meeting
and the Proxy Statement/Prospectus dated                 , 2001.


---------------------------------             ---------------------------------
          Printed Name                                    Signature


Dated:              , 2001                    ---------------------------------
                                                  Signature (if held jointly)

                                              ---------------------------------
                                                  Signature (if held jointly)

                  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

0748285.03

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